Putnam Balanced Retirement Fund 034
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows.



72DD1		Class A	31,535
		Class B	10,216
		Class C	     737

72DD2		Class M	      877
		Class Y	      230


73A1		Class A	0.440
		Class B	0.365
		Class C	0.370

73A2		Class M	0.388
		Class Y	0.466


74U1		Class A	0
		Class B	0
		Class C	0

74U2		Class M	 0
		Class Y	 0

74V1		Class A	none
		Class B	none
		Class C	none

74V2		Class M	none
		Class Y	none